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As filed with the Securities and Exchange Commission on July 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INET TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2269056 (IRS Employer Identification No.)
1500 North Greenville Avenue Richardson, Texas 75081 (Address of principal executive offices) (Zip Code)

INET TECHNOLOGIES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
(Full title of the Plan)

Mark H. Kleinman
Vice President, General Counsel and Secretary
Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081
(Name and address of agent for service)
(469) 330-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1998 Employee Stock Purchase Plan, as amended and restated Common Stock, $0.001 par value	600,000 shares	$12.18(2)	$7,308,000(2)	$925.93

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Employee Stock Purchase Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 16, 2004, as reported by The NASDAQ National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 600,000 shares of Common Stock of the Registrant for issuance under the 1998 Employee Stock Purchase Plan, as amended and restated (the "Plan"). The contents of the prior Registration Statements relating to the Plan, File Nos. 333-83285 and 333-97077, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Inet Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K filed with the Commission on January 30, 2004 for the fiscal year ended December 31, 2003;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

  (c)
  The Registrant's Registration Statement No. 000-24707 on Form 8-A12G/A filed with the Commission on October 15, 2003, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-24707 on Form 8-A12G/A which is incorporated by reference pursuant to Item 3(c)
5	Opinion and Consent of Andrews Kurth LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement
99.1	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (1)
99.2	First Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (2)
99.3	Second Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (1)
99.4	Third Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan
99.5	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan, as amended and restated

(1)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.
(2)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on this 19th day of July, 2004.

INET TECHNOLOGIES, INC.
By:	/s/ ELIE S. AKILIAN Elie S. Akilian President, Chief Executive Officer and Director (Principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That each person whose signature appears below constitutes and appoints Mark H. Kleinman, Vice President, General Counsel and Secretary, and Jeffrey A. Kupp, Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ SAMUEL S. SIMONIAN Samuel S. Simonian	Chairman of the Board	July 19, 2004
/s/ ELIE S. AKILIAN Elie S. Akilian	President, Chief Executive Officer and Director (principal executive officer)	July 19, 2004
/s/ JEFFREY A. KUPP Jeffrey A. Kupp	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 19, 2004
/s/ JAMES R. ADAMS James R. Adams	Director	July 19, 2004
/s/ GEORGE H. HEILMEIER George H. Heilmeier	Director	July 19, 2004
/s/ M. SAMUEL SELF M. Samuel Self	Director	July 19, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

INET TECHNOLOGIES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-24707 on Form 8-A12G/A which is incorporated by reference pursuant to Item 3(c)
5	Opinion and Consent of Andrews Kurth LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Andrews Kurth LLP is contained in Exhibit 5
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement
99.1	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (1)
99.2	First Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (2)
99.3	Second Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (1)
99.4	Third Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan
99.5	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan, as amended and restated

(1)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.
(2)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INET TECHNOLOGIES, INC.
EXHIBIT INDEX